Exhibit 99.1

For further information contact:

Investor Relations:

Brian Turcotte

901.597.3282

Brian.Turcotte@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports

Second-Quarter 2017 Financial Results

Second-Quarter 2017 Results

•	Revenue increased 8% to $807 million with 15% growth at AHS
•	Net income of $85 million, or $0.63 per share, versus $16 million, or $0.11 per share, a year ago
•	Adjusted EBITDA(1) increased 3% to $210 million from $203 million a year ago
•	Adjusted net income(2) of $93 million, or $0.69 per share, versus $93 million, or $0.67 per share, a year ago
•	Continued strong cash flow conversion

Full-Year 2017 Outlook

•	Raising revenue outlook to between $2,900 million and $2,920 million to reflect higher growth at Terminix and American Home Shield
•	Lowering Adjusted EBITDA outlook to between $675 million and $685 million to reflect increased investment in sales and service at Terminix

MEMPHIS, TENN. — July 31, 2017  —ServiceMaster Global Holdings, Inc.  (NYSE: SERV), a leading provider of essential residential and commercial services, today announced unaudited second-quarter 2017 results. The company reported a year-over-year revenue increase of 8 percent driven primarily by organic growth at American Home Shield (“AHS”) and the impact of acquiring OneGuard Home Warranties (“OneGuard”) in June 2016 and Landmark Home Warranty (“Landmark”) in November 2016, as well as nearly 3 percent organic growth at Terminix.

Second-quarter 2017 net income was  $85 million, or $0.63 per share, versus $16 million, or $0.11 per share, in the same period in 2016.

Second-quarter 2017 Adjusted EBITDA was  $210 million, a year-over-year increase of $7 million, or 3 percent, primarily driven by an increase in Adjusted EBITDA of $11 million at AHS.

Second-quarter 2017  adjusted net income was $93 million, or $0.69 per share, versus $93 million, or $0.67 per share, for the same period in 2016.

As previously announced on Wednesday, July 26, ServiceMaster intends to separate its American Home Shield business from its Terminix and Franchise Services Group businesses. The Company also announced the appointment of Nikhil Varty as chief executive officer of ServiceMaster and as a member of the board, effective immediately.

Tony DiLucente, ServiceMaster’s chief financial officer, noted: “ServiceMaster delivered solid organic revenue growth in the second quarter. At AHS, organic growth and the contribution from 2016 acquisitions drove strong revenue and Adjusted EBITDA growth again this quarter. At Terminix, the business delivered nearly 3 percent organic growth with some continued margin pressure as we increased investment in improving our sales and service delivery.”

Consolidated Performance

	Three Months Ended June 30,				Six Months Ended June 30,
$ millions	2017	2016	B/(W)		2017	2016	B/(W)
Revenue	$807	$747	$60		$1,450	$1,355	$94
YoY growth		—	8.0%		—	—	7.0%
Gross Margin	392	368	24		689	652	37
% of revenue	48.6%	49.2%	(0.7)	pts	47.5%	48.1%	(0.6)	pts
SG&A	(206)	(187)	(19)		(392)	(360)	(32)
% of revenue	25.5%	25.0%	(0.5)	pts	27.1%	26.6%	(0.5)	pts
Income from Continuing Operations before Income Taxes	137	23	114		199	85	114
% of revenue	17.0%	3.0%	14.0	pts	13.7%	6.2%	7.5	pts
Net Income	85	16	69		124	54	70
% of revenue	10.5%	2.1%	8.4	pts	8.5%	4.0%	4.5	pts
Adjusted Net Income(2)	93	93	—		138	140	(1)
% of revenue	11.5%	12.4%	(0.9)	pts	9.5%	10.3%	(0.8)	pts
Adjusted EBITDA(1)	210	203	7		343	330	13
% of revenue	26.0%	27.1%	(1.2)	pts	23.7%	24.4%	(0.7)	pts
Net Cash Provided from Operating Activities from Continuing Operations	133	138	(4)		260	244	16
Free Cash Flow(3)	117	123	(7)		225	212	13

Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate were as follows:

	Three Months Ended June 30,					Six Months Ended June 30,
	Revenue		Adjusted EBITDA			Revenue		Adjusted EBITDA
$ millions	2017	B/(W) vs. PY	2017	B/(W) vs. PY		2017	B/(W) vs. PY	2017	B/(W) vs. PY
Terminix	$428	$14	$105	$(7)		$794	$16	$186	$(20)
YoY growth / % of revenue		3.4%	24.5%	(2.6)	pts		2.0%	23.5%	(3.1)	pts
American Home Shield	326	43	82	11		553	76	113	23
YoY growth / % of revenue		15.3%	25.3%	—	pts		16.0%	20.4%	1.5	pts
Franchise Services Group	52	2	22	3		102	3	43	6
YoY growth / % of revenue		4.8%	41.6%	3.8	pts		2.7%	42.4%	5.2	pts
Corporate(4)	1	—	—	—		1	—	1	4
Total	$807	$60	$210	$7		$1,450	$94	$343	$13
YoY growth / % of revenue		8.0%	26.0%	(1.2)	pts		7.0%	23.7%	(0.7)	pts

Reconciliations of net income to adjusted net income and Adjusted EBITDA, as well as a reconciliation of net cash provided from operating activities from continuing operations to free cash flow, are set forth below in this press release.

Terminix

Terminix reported a 3 percent year-over-year revenue increase in the second quarter of 2017 driven by an increase in core termite control,  termite renewals, wildlife exclusion, core pest control and mosquito sales, offset, in part, by the expected decline in revenue associated with prior acquisition of Alterra Pest Control (“Alterra”). Adjusted EBITDA decreased 7 percent, or $7 million, versus prior year, primarily reflecting a $3 million increase in production labor costs associated with the company’s effort to improve safety, customer service and retention,  a $2 million increase in termite damage claims, a $1 million increase in insurance costs,  a  $4 million increase in sales and marketing costs and a $4 million increase in other costs,  offset, in part, by $8 million from the conversion of higher revenue.

American Home Shield

American Home Shield reported a 15 percent year-over-year revenue increase in the second quarter of 2017 driven by an increase in new unit sales, improved price realization and the impact of the OneGuard and Landmark acquisitions. AHS’s organic revenue growth was 8 percent in the second quarter versus prior year. For the quarter, Adjusted EBITDA increased 15 percent, or  $11 million, versus prior year,  primarily reflecting a $9 million increase from the conversion of higher organic revenue, $5 million associated with the OneGuard and Landmark acquisitions, a $2 million decrease in sales and marketing costs and a $2 million contribution from price, net of inflation,  offset, in part, by a  $4 million increase in call center costs and the lapping of prior-year investment gains of $3 million. The increase in call center service costs was driven by an investment to further improve customer service levels.

Franchise Services Group

The Franchise Services Group reported a 5 percent year-over-year revenue increase in the second quarter of 2017 primarily driven by higher fee revenue, offset, in part, by the impact of converting company-owned Merry Maids branches to franchises.  Adjusted EBITDA increased 15 percent, or $3 million, versus prior year, primarily reflecting the conversion of higher fee revenue.

Cash Flow

For the six months ended June 30, 2017, net cash provided from operating activities from continuing operations increased to $260 million from  $244 million for the six months ended June 30, 2016.

Net cash used for investing activities from continuing operations was $56 million for the six months ended June 30, 2017 compared to $58 million for the six months ended June 30, 2016.

Net cash used for financing activities from continuing operations was $124 million for the six months ended June 30, 2017 compared to $45 million for the six months ended June 30, 2016. In the six months ended June 30, 2017, we used $85 million to purchase 2.2 million shares of company stock compared to $17 million to purchase 461 thousand shares in the prior year period. Additionally, we used $17 million in the second quarter of 2017 to purchase a portion of our 7.25% notes maturing in 2038.

Free cash flow(3) was $225 million for the six months ended June 30, 2017 compared to $212 million for the six months ended June 30, 2016.

Other Matters

Fumigation Related Matters

As previously disclosed, on January 20, 2017, the company entered into a plea agreement in connection with the investigation initiated by the United States Department of Justice (“DOJ”) related to the U.S. Virgin Islands matter. Under the terms of the plea agreement we have agreed to pay fines, community service and government costs totaling up to $10 million. On March 23, 2017, we pled guilty to four misdemeanor charges. The sentencing hearing previously scheduled for July 27, 2017, has been rescheduled for September 21, 2017. The plea agreement is non-binding on the court. It is possible that the court could use its discretion to impose fines or other terms different than those in the plea agreement. If the plea agreement is approved by the court, it will resolve the federal criminal consequences associated with the DOJ investigation.

Share Repurchase Program

On February 23, 2016, the company’s board of directors authorized a three-year share repurchase program, under which the company may purchase up to $300 million of outstanding shares of common stock. During the second-quarter 2017, the company purchased 872 thousand shares of common stock at an average price paid per share of $38.67 for a total of $34 million. As of June 30, 2017, we have repurchased 3.9 million outstanding shares at an aggregate cost of $145 million under this program.

Full-Year 2017 Outlook

The company now anticipates its full-year 2017 revenue to range from $2,900 million to $2,920 million,  reflecting higher growth at Terminix and American Home Shield, and resulting in a revenue increase of 6 percent compared to 2016. Full-year 2017 Adjusted EBITDA is now anticipated to range from $675 million to $685 million, reflecting higher investment in sales and service at Terminix, and resulting in an Adjusted EBITDA increase of 1 percent to 3 percent compared to 2016.  Our 2017 outlook excludes the impact of potential acquisitions.

A reconciliation of the forward-looking 2017 Adjusted EBITDA outlook to net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Second-Quarter 2017 Earnings Conference Call

The company will discuss its second-quarter 2017 financial and operating results during a conference call at 8 a.m. central time (9 a.m. eastern time) today,  July 31, 2017. To participate on the conference call, interested parties should call 800.732.6870 (or international participants, 212-271-4657). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page. The call will be available for replay until August 30, 2017. To access the replay of this call, please call 800.633.8284 and enter reservation number 21855544 (international participants: 402.977.9140, reservation number 21855544). You may also review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (cabinet and furniture repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore

(disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including 2017 revenue and Adjusted EBITDA outlook, as well as statements with respect to the potential separation of AHS from ServiceMaster and the distribution of AHS shares to ServiceMaster shareholders, and approval of the U.S. Virgin Islands plea agreement. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed at all, the results and impact of the announcement of the proposed spin-off, the failure to satisfy any conditions to complete the spin-off, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of ServiceMaster and AHS, and the failure to achieve anticipated benefits of the spin-off. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; 401(k) Plan corrective contribution; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income,  net cash provided by operating activities from continuing operations or any other performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating and liquidity performance comparisons, as applicable, by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_________________________________________________

(1) Adjusted EBITDA is defined as net income before: depreciation and amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; non-cash stock-based compensation expense; restructuring charges; gain on sale of Merry Maids branches; non-cash impairment of software and other related costs; income from discontinued operations, net of income taxes; provision for income taxes;  loss on extinguishment of debt and interest expense. The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(2) Adjusted net income is defined as net income before: amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; restructuring charges; gain on sale of Merry Maids branches; impairment of software and other related costs; income from discontinued operations, net of income taxes; loss on extinguishment of debt and the tax impact of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as adjusted net income divided by the weighted-average diluted common shares outstanding.

(3)Free cash flow is defined as net cash provided from operating activities from continuing operations less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$807	$747	$1,450	$1,355
Cost of services rendered and products sold	415	379	761	704
Selling and administrative expenses	206	187	392	360
Amortization expense	7	8	14	16
401(k) Plan corrective contribution	—	1	—	1
Fumigation related matters	1	88	2	91
Insurance reserve adjustment	—	23	—	23
Impairment of software and other related costs	—	1	2	1
Restructuring charges	1	4	3	5
Gain on sale of Merry Maids branches	—	—	—	(2)
Interest expense	38	38	75	76
Interest and net investment income	(1)	(4)	(1)	(4)
Loss on extinguishment of debt	3	—	3	—
Income from Continuing Operations before Income Taxes	137	23	199	85
Provision for income taxes	52	7	76	30
Income from Continuing Operations	85	16	123	54
Income from discontinued operations, net of income taxes	—	—	1	—
Net Income	$85	$16	$124	$54
Total Comprehensive Income	$84	$15	$124	$55
Weighted-average common shares outstanding - Basic	133.7	135.5	134.1	135.6
Weighted-average common shares outstanding - Diluted	135.0	137.7	135.5	137.7
Basic Earnings Per Share:
Income from Continuing Operations	$0.64	$0.11	$0.92	$0.40
Income from discontinued operations, net of income taxes	—	—	—	—
Net Income	0.64	0.12	0.92	0.40
Diluted Earnings Per Share:
Income from Continuing Operations	$0.63	$0.11	$0.91	$0.40
Income from discontinued operations, net of income taxes	—	—	—	—
Net Income	0.63	0.11	0.91	0.39

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	June 30,	December 31,
	2017	2016
Assets:
Current Assets:
Cash and cash equivalents	$378	$291
Marketable securities	25	25
Receivables, less allowances of $22 and $22, respectively	562	536
Inventories	45	43
Prepaid expenses and other assets	92	70
Deferred customer acquisition costs	37	34
Total Current Assets	1,140	998
Other Assets:
Property and equipment, net	224	210
Goodwill	2,254	2,247
Intangible assets, primarily trade names, service marks and trademarks, net	1,704	1,708
Restricted cash	89	95
Notes receivable	40	37
Long-term marketable securities	27	19
Other assets	63	71
Total Assets	$5,541	$5,386
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts payable	$128	$112
Accrued liabilities:
Payroll and related expenses	51	54
Self-insured claims and related expenses	128	111
Accrued interest payable	15	16
Other	97	60
Deferred revenue	658	629
Current portion of long-term debt	141	59
Total Current Liabilities	1,219	1,042
Long-Term Debt	2,678	2,772
Other Long-Term Liabilities:
Deferred taxes	714	719
Other long-term obligations, primarily self-insured claims	189	167
Total Other Long-Term Liabilities	903	886
Commitments and Contingencies
Shareholders' Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 144,950,350 shares issued and 133,431,298 outstanding at June 30, 2017 and 144,339,338 shares issued and 135,030,283 outstanding at December 31, 2016)	2	2
Additional paid-in capital	2,289	2,274
Accumulated deficit	(1,281)	(1,405)
Accumulated other comprehensive loss	(2)	(3)
Less common stock held in treasury, at cost (11,519,052 shares at June 30, 2017 and 9,309,055 shares at December 31, 2016)	(267)	(182)
Total Shareholders' Equity	741	686
Total Liabilities and Shareholders' Equity	$5,541	$5,386

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30,
	2017	2016
Cash and Cash Equivalents and Restricted Cash at Beginning of Period	$386	$296
Cash Flows from Operating Activities from Continuing Operations:
Net Income	124	54
Adjustments to reconcile net income to net cash provided from operating activities:
Income from discontinued operations, net of income taxes	(1)	—
Depreciation expense	37	27
Amortization expense	14	16
Amortization of debt issuance costs	3	2
401(k) Plan corrective contribution	—	1
Fumigation related matters	2	91
Payments on fumigation related matters	(1)	(2)
Insurance reserve adjustment	—	23
Impairment of software and other related costs	2	1
Gain on sale of Merry Maids branches	—	(2)
Loss on extinguishment of debt	3	—
Deferred income tax (benefit) provision	(2)	5
Stock-based compensation expense	9	7
Gain on sale of marketable securities	—	(3)
Other	7	3
Change in working capital, net of acquisitions:
Receivables	(24)	(18)
Inventories and other current assets	(13)	(20)
Accounts payable	18	34
Deferred revenue	28	24
Accrued liabilities	18	10
Accrued interest payable	(1)	—
Accrued restructuring charges	—	3
Current income taxes	37	(13)
Net Cash Provided from Operating Activities from Continuing Operations	260	244
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(34)	(31)
Sale of equipment and other assets	1	7
Business acquisitions, net of cash acquired	(12)	(73)
Purchases of available-for-sale securities	(7)	(2)
Sales and maturities of available-for-sale securities	2	48
Origination of notes receivable	(54)	(53)
Collections on notes receivable	50	48
Other investments	(1)	(3)
Net Cash Used for Investing Activities from Continuing Operations	(56)	(58)
Cash Flows from Financing Activities from Continuing Operations:
Payments of debt	(46)	(33)
Repurchase of common stock	(85)	(17)
Issuance of common stock	7	5
Net Cash Used for Financing Activities from Continuing Operations	(124)	(45)
Cash Flows from Discontinued Operations:
Cash provided from operating activities	1	—
Net Cash Provided from Discontinued Operations	1	—
Effect of Exchange Rate Changes on Cash	—	1
Cash Increase During the Period	81	141
Cash and Cash Equivalents and Restricted Cash at End of Period	$467	$437

The following table presents reconciliations of net income to adjusted net income.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
Net Income	$85	$16	$124	$54
Amortization expense	7	8	14	16
401(k) Plan corrective contribution	—	1	—	1
Fumigation related matters	1	88	2	91
Insurance reserve adjustment	—	23	—	23
Restructuring charges	1	4	3	5
Gain on sale of Merry Maids branches	—	—	—	(2)
Impairment of software and other related costs	—	1	2	1
Income from discontinued operations, net of income taxes	—	—	(1)	—
Loss on extinguishment of debt	3	—	3	—
Tax impact of adjustments	(4)	(47)	(9)	(50)
Adjusted Net Income	$93	$93	$138	$140
Weighted-average diluted common shares outstanding	135.0	137.7	135.5	137.7
Adjusted earnings per share	$0.69	$0.67	$1.02	$1.01

The following table presents reconciliations of net cash provided from operating activities from continuing operations to free cash flow.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
Net Cash Provided from Operating Activities from Continuing Operations	$133	$138	$260	$244
Property additions	(17)	(14)	(34)	(31)
Free Cash Flow	$117	$123	$225	$212

The following table presents reconciliations of net income to Adjusted EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
Net income	$85	$16	$124	$54
Depreciation and amortization expense	25	22	51	43
401(k) Plan corrective contribution	—	1	—	1
Fumigation related matters	1	88	2	91
Insurance reserve adjustment	—	23	—	23
Non-cash stock-based compensation expense	4	4	9	7
Restructuring charges	1	4	3	5
Gain on sale of Merry Maids branches	—	—	—	(2)
Non-cash impairment of software and other related costs	—	1	2	1
Income from discontinued operations, net of income taxes	—	—	(1)	—
Provision for income taxes	52	7	76	30
Loss on extinguishment of debt	3	—	3	—
Interest expense	38	38	75	76
Adjusted EBITDA	$210	$203	$343	$330

Terminix	$105	$112	$186	$207
American Home Shield	82	72	113	90
Franchise Services Group	22	19	43	37
Corporate	—	—	1	(3)
Adjusted EBITDA	$210	$203	$343	$330

Terminix Segment

 Revenue by service line is as follows:

	Three Months Ended
	June 30,

(In millions)	2017	2016	Growth		Acquired		Organic
Pest Control(1)	$229	$226	$3	1%	$2	1%	$—	—%
Termite and Other Services(2)	177	168	9	5%	1	—%	8	5%
Other	23	20	3	14%	—	—%	3	14%
Total revenue	$428	$414	$14	3%	$3	1%	$11	3%

(1)

For the three months ended June 30, 2017, organic pest control revenue was comparable to prior year and was significantly impacted by a  $5 million organic revenue decline associated with Alterra. Excluding Alterra, organic pest control revenue increased $5 million, or 2 percent.

(2)	Termite renewal revenue comprised 47 percent and 48 percent of total revenue from Termite and Other Services for the second quarter of 2017 and 2016, respectively.

American Home Shield Segment

The table below presents selected operating metrics related to renewable customer counts and customer retention.

	As of June 30,
	2017(1)	2016(1)
Growth in Home Warranties	11%	10%
Customer Retention Rate	75%	76%

(1)

As of June 30, 2017 and 2016, excluding the impact of acquisitions, the growth in home warranties was  6 percent and 7 percent, respectively, and the customer retention rate for our American Home Shield segment was 75 percent and 75 percent, respectively.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	June 30,		Revenue
(In millions)	2017	2016	2017
Royalty Fees	$32	$30	61%
Company-Owned Merry Maids Branches	—	2	—
Janitorial National Accounts	12	11	23
Sales of Products	4	4	7
Other	5	3	9
Total revenue	$52	$50	100%